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                                                                   EXHIBIT 10.13

                              SARA LEE CORPORATION

                               SECOND AMENDMENT OF
                      EXECUTIVE DEFERRED COMPENSATION PLAN

          WHEREAS, Sara Lee Corporation (the "Company") maintains the Sara Lee Corporation Executive Deferred Compensation Plan (the "Plan"); and

          WHEREAS, amendment of the Plan is now considered desirable;

          NOW, THEREFORE, by virtue of the power reserved to the Company and the Compensation and Employee Benefits Committee of the Board of Directors of the Company (the "Committee") by Section 8 of the Plan, the Plan be and is hereby amended in the following particulars:

          1. Effective as of August 26, 1998, by (a) re-numbering Sections 4, 5, 6, 7, and 8 of the Plan respectively as Sections 3, 4, 5, 6, and 7 thereof and (b) re-numbering all appropriate subsections of the Plan and cross-references contained in the Plan to reflect this change.

          2.   Effective as of May 31, 2000, by adding the following Section
2.4 immediately after Section 2.3 of the Plan:

          "2.4 TRANSFERS. With the consent of the Committee and subject to such limits and in accordance with such rules as the Committee may establish in its sole discretion, a Participant who is employed by a subsidiary of the Company may elect to transfer his entire Deferral Account to a similar deferred compensation plan maintained by such subsidiary; provided, that no portion of a Participant's Deferral Account that is attributable to a Deferral, the Distribution Date for which has or will have occurred before the scheduled transfer date, may be transferred under this provision."

          3. Effective as of August 26, 1998, by adding the following sentence immediately after the fourth sentence of subsection 3.2(a) of the Plan:

     "In the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Company to stockholders, or any other similar change or event,

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     such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change or event shall be made with respect to the number of common stock equivalents credited to a Participant's Deferral Account."

          4. Effective as of August 26, 1998, by adding the words "or affiliate" immediately after the word "subsidiary" where the latter appears in
Section 6 of the Plan.

          IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized member of the Committee this 28th day of June, 2000.

                                   SARA LEE CORPORATION

                                   By: /s/ Gary Grom




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